SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 20, 2001
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                                   NET 2 L.P.
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             (Exact Name of Registrant as specified in its charter)



               Delaware                    33-25984             13-3497738
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      (State or other jurisdiction     (Commission File        (IRS Employer
          of incorporation)                 Number)         Identification No.)



                    c/o Lexington Corporate Properties Trust
                  355 Lexington Avenue New York, New York 10017
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               (Address of Principal Executive Offices)(Zip Code)


                                 (212) 692-7260
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               Registrant's telephone number, including area code


                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events

        On July 20, 2001, Net 2 L.P., a Delaware limited partnership (the "Company"), announced amended terms of its agreement to be acquired, together with Net 1 L.P., a Delaware limited partnership (together with the Company, the "Net Partnerships"), by Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (NYSE: LXP) ("Lexington"), in a merger transaction valued at approximately $140.0 million.

        The Net Partnerships own twenty-four properties in fourteen states, which generated approximately $14.8 million of rental revenue in 2000. Lexington will issue merger consideration consisting of $65.0 million of cash and securities and will assume approximately $75.0 million mortgages with a weighted average interest rate of 7.8%. The limited partners will receive 99% of the merger consideration, payable 50% in cash and 50% in Lexington's common shares issued at a value not less than $14.00 per share nor more than $16.00 per share. The general partner will receive 1% of the merger consideration in operating partnership units that are convertible into common shares on a one-for-one basis after five years and that will receive the same dividends as holders of common shares receive.

        Under the terms of the original transaction, the limited partners would have received at least one half of the $65.0 merger consideration in Lexington's Convertible Subordinated Debentures due 2009, with up to one half of the merger consideration payable in Lexington's common shares issued at a value not less than $11.00 per share nor more than $13.00 per share. The general partners would have received one half of their merger consideration in the form of operating partnership units having economic rights comparable to the economic rights attributable to the common shares of Lexington and the other half in the form of operating partnership units having economic rights comparable to the economic rights attributable to the Convertible Subordinated Debentures.

        E. Robert Roskind, Lexington's Chairman and Co-Chief Executive Officer is also the controlling shareholder of the 1% general partner of each of the Net Partnerships.

        The merger is subject to approval by a majority in interest of Lexington's shareholders and the limited partners of the Net Partnerships, and to customary closing conditions.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Not applicable

    (b) Not applicable

    (c) Exhibits

        99.1 Press release issued by the Company dated July 20, 2001 announcing the amendment of the agreement to merge Net 1 L.P. and Net 2 L.P. with Net 3 Acquisition L.P., a Delaware limited partnership and a wholly owned subsidiary of Lexington.



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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NET 2 L.P.

                                 By: Lepercq Net 2 L.P., its general partner

                                     By: Lepercq Net 2 Inc., its general partner


Date: July 20, 2001                      By: /s/ E. Robert Roskind
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                                             E. Robert Roskind
                                             President





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                                  EXHIBIT INDEX


Exhibit No.    Exhibit
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99.1           Press release issued by the Company dated July 20, 2001
               announcing the amendment of the agreement to merge Net 1 L.P. and Net 2 L.P. with Net 3 Acquisition L.P., a Delaware limited partnership and a wholly owned subsidiary of Lexington.